The following is a pro forma balance sheet for the Company as of June 30, 2011, assuming that the transactions reported in this Current Report on Form 8-K had taken place on June 30, 2011:

	Actual June 30, 2011	Pro forma Adjustments			Pro forma
ASSETS
Current Assets:
Cash	$2,210		$(1,568)	1	$2,243
			1,601	3
Accounts receivable, net	710				710
Inventories, net	136				136
Other current assets	632				632
Total Current Assets	3,688		33		3,721

Property and equipment, net	607				607
Other assets	36				36

Total Assets	$4,331		$33		$4,364

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
Accounts payable	$2,023	$			$2,023
Convertible debt	6,726		(3,110)	1	—
			1,986	2
			(5,712)	3
			110	4
Accrued payroll taxes	949				949
Deferred revenue	1,225				1,225
Other current liabilities	1,568		(26)	1	1,445
			(97)	3
Total Current Liabilities	12,491		(6,849)		5,642

Long Term Liabilities:
Derivative liability	1,796		(70)	3	1,726
Convertible debt, net of current portion	1,415				1,415
Other long term liabilities	282				282
Total Long Term Liabilities	3,493		(70)		3,423

Total Liabilities	15,984		(6,919)		9,065

Stockholders' Deficiency:
Preferred Stock:
Class A Preferred Stock	2				2
Class B Preferred Stock	63		6	1	126
			57	3
Common Stock	57				57
Additional paid-in capital	84,890		1,562	1	95,442
			8,990	3
Accumulated deficit	(96,645)		(1,986)	2	(100,308)
			(1,567)	3
			(110)	4
Treasury stock	(18)				(18)
Total ThermoEnergy Corporation Stockholders’ Deficiency	(11,651)		6,952		(4,699)
Noncontrolling interest	(2)				(2)
Total Stockholders’ Deficiency	(11,653)		6,952		(4,701)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$4,331		$33		$4,364

1	Reflects prepayment of CASTion Notes and automatic conversion of remaining principal and accrued interest to Series B Convertible Preferred Stock as effected on July 1, 2011.
2	Reflects write-off of unamortized debt discount on CASTion Notes to Loss on Extinguishment of Debt on July 1, 2011.
3
Reflects additional funding effected July 12, 2011 pursuant to the amended Bridge Loan and Warrant Amendment Agreement, repricing of warrants pursuant to this Agreement, conversion of the outstanding principal and accrued interest of 2010 Bridge Notes to Series B Convertible Preferred Stock and issuance of Series B Convertible Preferred Stock upon exercise of warrants and cancellation of 2011 bridge loans in payment of the warrant exercise price, all as effected on August 11, 2011.

4	Reflects write-off of unamortized debt discount on 2010 Bridge Notes to Loss on Extinguishment of Debt on August 11, 2011.